10C     Debenture Agreement with Bayview Marketing

THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS.

16% CONVERTIBLE SUBORDINATED DEBENTURE

$162,100                                                                                           Denver, Colorado                                                                 April 2, 2001

        FOR VALUE RECEIVED, the undersigned, Entrust Financial Services. Inc., a Colorado corporation (the “Company”), with their principal offices located at 6795 E. Tennessee, Suite 500, Denver, Colorado 80224, promises to pay to the order of Bayview Marketing, Inc. (the “Holder”), or its assigns, at 237 Tramway Drive B, Stateline, NV., 89449, the principal amount of ONE HUNDRED, SIXTY-TWO THOUSAND,ONE HUNDRED AND NO/100 DOLLARS ($162,100.00) (the “Original Principal Amount”) in legal and lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the Unpaid Principal Balance (as herein defined) from the date of this Debenture until maturity at the rate of sixteen percent (16%) per annum. All past due principal and interest will bear interest at the Maximum Rate (as herein defined).

Definitions. As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

“Common Stock” means the shares of common stock, $.00001 par value, of Entrust Financial Services. Inc.

“Company” includes Entrust Financial Services, Inc. and any corporation which shall succeed to or assume the obligations of the Company under this Debenture.

“Event of Default” means one or more of the following events:

Default in the payment of the Unpaid Principal Balance or unpaid accrued interest of this Debenture when due and payable, if such default is not cured by the Company within thirty (30) days after Holder has given the Company written notice of such default; or The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or release under the United States Bankruptcy Code, as amended, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

“Financial Statements” means the year-end audited financial statements of the Company prepared by the Company’s independent auditors.

“Fiscal Year” means the twelve month period commencing on January 1 and ending on December 31.

“Holder” means any person who shall at the time be the holder of this Debenture or any fraction thereof.

“Maximum Rate” means Twenty Four percent (24%) per annum.

“Unpaid Principal Balance” means the Original Principal Amount plus Principal Adjustments less (i) any amounts converted by Holder into Common Stock, after payment of the first year minimum interest payment and (ii) any amounts prepaid or redeemed by the Company.

Interest.    Interest only on the Unpaid Principal Balance is payable in quarterly interest only installments in arrears on the first day of each calendar quarter commencing on July 2, 2001 and continuing regularly and quarterly thereafter until April 2, 2003, at which time the entire Unpaid Principal Balance, together with all accrued and unpaid interest, shall be immediately due and payable in full. Interest will be computed upon the Unpaid Principal Balance of this Debenture at the rate stated above to the date of each payment. No provision of this Debenture shall require the payment or permit the collection of interest in excess of the maximum lawful rate which the Company may stipulate and agree to pay as determined by a Colorado court of competent jurisdiction. If it is so determined that any excess interest is provided for in this Debenture, the Company shall not be obligated to pay the amount of interest to the extent that it is in excess of the amount permitted by law, and any excess interest paid shall be credited as a payment on the principal balance or, if applicable, refunded to the Company.

Event of Default.    Upon the occurrence of an Event of Default, Holder may, after a 30 day written notice and as long as such condition exists, declare the entire Unpaid Principal Balance and unpaid accrued interest thereon immediately due and payable by giving notice in writing to the Company. In addition, the Holder of the Debenture may elect to exercise any and all remedies available under Article 9 of the Uniform Commercial Code and/or any other collection method provided by law to recover the collateral security for the benefit of the Debenture Holder(s).

Conversion; Conversion Procedure.     Holder has the unrestricted right, at Holder’s option, to convert, in whole or in part, of the Unpaid Principal Balance of this Debenture, together with all accrued and unpaid interest thereon, into fully paid and nonassessable shares of Common Stock of Entrust Financial Services, Inc. Subject to the timing restrictions related to a redemption notice given by the Company described in Section 7 hereof, the right to convert may be exercised by Holder at any time after the date hereof up to and including the maturity date of this Debenture. The number of shares of Common Stock into which this Debenture may or will be converted (the “Conversion Shares”) shall be determined by dividing the Unpaid Principal Balance of this Debenture, together with all accrued and unpaid interest thereon, by the Conversion Price in effect at the time of such conversion. The initial Conversion Price shall be equal to $.10 per share.

        The shares issued upon conversion shall be non-diluteable in the event of any merger, consolidation or re-organization of the Company. Additionally, (unless the Debenture(s) are assumed by the continuing or surviving entity, at its election) the entire Unpaid Principal Balance of this Debenture, together with all accrued and unpaid interest thereon, shall be automatically become fully due and payable or, at the sole election of the Holder, converted into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect immediately prior to any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of 50% of the company's voting power is transferred, or a sale of all or substantially all of the assets of the Company. Further, this provision shall apply to any share issuances in any calendar year which exceed 15% of the issued and outstanding shares of stock, fully diluted, unless otherwise agreed to in writing by Lender herein; Provided however, that no bona-fide third party financing, whether convertible debt or equity shall be included for purposes of this non-dilution provision.

        In order to voluntarily convert, in whole or in part, the Unpaid Principal Balance of this Debenture, together with all accrued and unpaid interest thereon, Holder shall surrender this Debenture, duly endorsed, at the office of the Company and shall give written notice to the Company of the election to convert this Debenture and shall state therein the name or names in which the certificate or certificates for Conversion Shares are to be issued.

        Such certificate or certificates shall bear such legends as are required, in the opinion of counsel to the Company, under applicable state and federal securities laws. The Company shall, as soon as practicable thereafter, at its expense, issue and deliver to Holder a certificate or certificates for the number of Conversion Shares to which Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Debenture, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date. The Company hereby agrees to register the shares issued pursuant to any conversion at its sole cost and expense.

        No fractional shares of Common Stock shall be issued on conversion of this Debenture. In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Debenture, the Company shall pay to Holder the amount of Unpaid Principal Balance plus accrued and unpaid interest that is not so converted.

        Upon conversion of this Debenture, the Company shall be forever released from all its obligations and liabilities under this Debenture, except as specifically provided for herein.

Conversion Price Adjustments.    In the event the Company should at any time or from time to time after the date hereof fix a record date for the split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock to receive dividends or other distributions payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (“Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of this Debenture shall be appropriately decreased so that the number of Conversion Shares issuable upon conversion of this Debenture shall be increased in proportion to such increase or potential increase of outstanding shares of Common Stock.

        If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Debenture shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

        If there is a capital reorganization, reclassification of the capital stock of the Company, or any consolidation or merger of the Company with any other corporation or entity, or if there is a sale or distribution of all or substantially all of the Company’s property and assets, the Company shall make adequate provision so that there shall remain and be substituted under this Debenture with respect to each Conversion Share issuable upon conversion of this Debenture, the stock, securities and/or assets which would have been issuable or payable in respect of or in exchange for such Conversion Shares if Holder had been the owner of such Conversion Shares on the applicable record date. All other provisions of this Debenture shall remain in full force and effect.

        On the happening of any event requiring an adjustment of the Exercise Price or the shares purchasable hereunder, the Company shall immediately give written notice to Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

Reservation of Conversion Shares.    The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Debenture such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of this Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal of this Debenture, in addition to such other remedies as shall be available to the Holder of this Debenture, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

Redemption.     The Company, at its option, after giving notice to Holder, may prepay or redeem this Debenture at any time in whole or in part, in the principal amount of $20,000 or a multiple thereof, on payment of (i) the Unpaid Principal Balance being redeemed and (ii) any additional accrued interest on the Unpaid Principal Balance being redeemed. Before any redemption of this Debenture under the foregoing, the Company shall notify Holder not less than thirty (30) days nor more than sixty (60) days prior to the date fixed by the Company for redemption. The notice shall specify: (i) the Unpaid Principal Balance to be redeemed; (ii) the date fixed for redemption and the interest accrual through such date; (iii) that on the date fixed for redemption, the Unpaid Principal Balance to be redeemed and the accrued interest thereon will become due and payable, and that interest thereon will not accrue after that date; (iv) the applicable Conversion Price on the date of the notice; and (v) the location and address of the office of the Company where this Debenture is required to be presented for redemption. A redemption notice given by the Company does not restrict Holder’s conversion rights under this Debenture either before or after the redemption date; provided, however, Holder may not exercise its conversion rights during the period that is three (3) business days before the date fixed for redemption.

Warrant Rights.     Holder of a 16% Subordinated Debenture shall be issued Class A warrants equivalent to the amount of the debenture held divided by the warrant price of $.12 per share. Each warrant will have the right to purchase common capital stock of Entrust Financial Services. Inc. for a purchase price of Twelve Cents per share ($.12) based upon each Twenty Thousand Dollars ($20,000.00) of the Debenture held, i.e. the Holder of $20,000.00 of this Debenture would hold warrants entitling him to purchase 166,667 shares of common stock of Entrust Financial Services. Inc. for $20,000.00 or $.12 per share. The warrants issued shall be exercisable for a period of three years from the date of issuance. At the request of the Lender herein, the Company also agrees to register the shares underlying the warrants issued to the Holder herein.

Certain Notices.    In case at any time the Company shall propose to:

declare any cash dividend upon its Common Stock;

declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

reorganize, or reclassify the capital stock of the Company, the Parent, or consolidate, merge or otherwise combine with, or sell all or substantially all of its or their assets to, another corporation or entity; or

voluntarily or involuntarily dissolve, liquidate or wind up the affairs of the Company;

then, in any one or more of said cases, the Company shall give to Holder, by certified mail, (i) at least twenty (20) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be.

Assignment.     Subject to the restrictions on transfer described in Section 11 hereof, the rights and obligations of the Company and the Holder of this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

Transfer of Debenture.    With respect to any offer, sale or other disposition of this Debenture or Conversion Shares, Holder will give written notice to the Company and the Parent prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Debenture or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made by the Company that the opinion of counsel for Holder is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made. If this Debenture or Conversion Shares are transferred, the new Debenture or Conversion Shares issued shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with all federal and state securities laws, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Registration Rights.     This Shares underlying this Debenture are subject to certain additional rights and obligations, including but not limited to registration rights set forth in that certain Registration Rights Agreement dated as of the date hereof between Holder and the Company.

Loan Covenants.     Attached to this Debenture and incorporated herein by this reference are certain covenants which Company has agreed to abide by in connection with the sale of this Debenture. Any material default of any of the Loan Covenants attached shall, unless cured, be deemed a breach of this Debenture Agreement entitling the Holder hereof to pursue all of its remedies, whether in law or in equity.

Governing Law.     This Debenture is being executed and delivered, and is intended to be performed, in the State of Colorado. The substantive laws of the State of Colorado and all applicable federal laws shall govern the validity, construction, enforcement and interpretation of this Debenture.

Attorney’s Fees.    If this Debenture, or any part of this Debenture, is placed in the hands of an attorney for collection or is collected through bankruptcy or other judicial proceedings (including any proceedings, state or federal, for the relief of debtors), the Company agrees to pay to Holder reasonable attorneys’ fees and all other costs and expenses incurred in connection with any such collection, suit or proceeding, in addition to the principal and interest then due hereon.

Waiver.     Except as otherwise provided in this Debenture, the Company and each guarantor, surety, and endorser of this Debenture, jointly and severally, expressly waive all notices, demands for payment, presentations for payment, notices of acceleration and of intention to accelerate the maturity, protest and notice of protest, as to this Debenture, and as to each, every and all installments of this Debenture, and each agrees that their liability under this Debenture shall not be affected by any renewal or extension in the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Debenture, and hereby consents to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

        No waiver by Holder or its assigns of any of its rights and remedies hereunder or under any other document relating to or securing this Debenture or otherwise shall be considered a waiver of any other subsequent right or remedy of Holder or its assigns; no delay or omission in the exercise or enforceability by Holder or its assigns of any rights or remedies shall ever be construed as a waiver of any right or remedy of Holder or its assigns; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Holder or its assigns.

Headings.    All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture.

By: //Signed/// Scott Sax, President Entrust Financial Services, Inc.